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                                                                    EXHIBIT 21.1




                           EDEN BIOSCIENCE CORPORATION



                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2000



                  Eden Bioscience Corporation of New York, Inc.

                   Eden Bioscience Mexico, S. de R.L. de C.V.